Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Current Report Amendment No. 1 on Form 8-K/A of our report dated March 25, 2015, included in this Current Report Amendment No. 1 on Form 8-K/A dated December 11, 2015 relating to the financial statements and financial statement schedules and internal controls for the two years ended December 31, 2014 and 2013 listed in the accompanying index.

/s/ Davis Kinard & Co, PC Certified Public Accountants

Abilene, Texas
December 11, 2015